SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






       Date of Report (Date of earliest event reported): January 22, 2002
                                                         ----------------

                                 CyberAds, Inc.
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             (Exact name of registrant as specified in its charter)



            Florida                     333-62690              65-1000634
            -------                     ---------              ----------
   (State or other jurisdiction      (Commission File         (IRS Employer
          or incorporation)              Number)           Identification No.)



              4401 North Federal Highway, Boca Raton, Florida 33431
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (561) 338-9399
                                                   --------------


         3350 N.W. Boca Boulevard, Suite A-44, Boca Raton, Florida 33431
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

         On January 22, 2002 CyberAds, Inc. issued 625,000 shares of series A preferred stock to Lawrence Levinson, the Company's CEO, in consideration for advances in the aggregate of approximately $360,000 that Mr. Levinson and his affiliates have made to the Company and personal guarantees Mr. Levinson has made on behalf of the Company.

         Each share of series A preferred stock is convertible into one share of our common stock at the option of the holder. In addition, the preferred shares have super voting rights.

         The above text is a summary of the rights and preferences of the series A preferred stock. The complete text of the rights and preferences of the series A preferred stock are included in the preferred stock designation, included herein as an exhibit to this Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

Exhibits:

3.1(c) Preferred Stock Designation



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CYBERADS, INC.



                                           By:/s/ Robert B. Kline
                                              ----------------------------------
                                              Robert B. Kline, President



Dated: February 6, 2002




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